Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of RPM Advantage, Inc. of our report dated March 11, 2010 relating to our audit of the consolidated financial statements appearing in this Annual
Report on Form 10-K of RPM Advantage, Inc. for the year ended December 31, 2006.

/s/ Eugene Egeberg, CPA

Eugene Egeberg, CPA

Denver, Colorado
April 25, 2010


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